CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-171745 of our report dated December 22, 2014 relating to the consolidated financial statements of Pioneer Financial Services, Inc. and its subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/Deloitte & Touche LLP
Minneapolis, Minnesota
January 16, 2015